UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2008

BBM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Utah	333-88480	04-3648721
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 Broadway, Suite 1905, New York, NY	10006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 430 6369

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 Changes in Registrant’s Certifying Accountant.

(a) Previous independent registered public accounting firm.

(i)
On April 17, 2008, BBM Holdings, Inc. (the “Registrant”) dismissed Rothstein, Kass & Company, P.C. as its independent registered public accounting firm. The Board of Directors approved the decision to change independent registered public accounting firms.

(ii)
The report of Rothstein, Kass & Company, P.C. on the Registrant’s financial statements as of and for each of the two years in the period ended September 30, 2007, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, other than expressing substantial doubt as to the Company’s ability to continue as a going concern.

(iii)
During each of the two years in the period ended September 30, 2007, and through April 17, 2008, there were no disagreements with Rothstein, Kass & Company, P.C. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Rothstein, Kass & Company, P.C., would have caused them to make reference to the subject matter of each of such disagreements in connection with their reports on the financial statements for such years.

(iv)
During each of the two years in the period ended September 30, 2007, and through April 17, 2008, there have been no reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K. However, during the audit of our financial statements for the year ended September 30, 2007, Rothstein, Kass & Company, P.C. identified material weaknesses in the Company’s internal controls over financial reporting connected primarily with non routine transactions and disclosures. The identified material weaknesses were due, in large part, to the Company’s lack of accounting and financial resources. As defined by the Public Company Accounting Oversight Board Auditing Standard No. 5, a material weakness is a deficiency or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected. Since these material weaknesses were identified by Rothstein, Kass & Company, P.C. in connection with its audit of the financial statements in the Company’s Annual Report on Form 10-KSB for the year ended September 30, 2007 (the “2007 Form 10-KSB”), the non routine transactions and disclosures subject to these issues were correctly accounted for and disclosed by the Company in the financial statements included in the 2007 Form 10-KSB and no restatement of any previously filed financial statements was required.

(v)
The Registrant has requested that Rothstein, Kass & Company, P.C. furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated April 22, 2008, is filed as Exhibit 99.2 to this Form 8-K.

(b)	New independent registered public accounting firm.

(i)
The Registrant engaged Child, Van Wagoner & Bradshaw, PLLC, as its new independent registered public accounting firm on April 17, 2008. Prior to March 30, 2007, Child, Van Wagoner & Bradshaw, PLLC served the Registrant’s principal accountant and independent registered public accounting firm. On March 30, 2007, Prime Acquisition, Inc., a wholly-owned subsidiary of the Registrant, merged with and into Broadband Maritime, Inc. (the “Merger”). On March 22, 2007, Prime Resource, Inc. changed its name to BBM Holdings, Inc. Pursuant to Section 6.8 of the Merger Agreement, BBM Holdings, Inc. (formerly known as Prime Resources, Inc.) changed its fiscal year from December 31 to September 30, effective as of the effective time of the Merger.

(ii)
Following the Merger through April 17, 2008, Rothstein, Kass & Company, P.C., Broadband Maritime, Inc.’s accountant, served as the Registrant’s principal accountant and independent registered public accounting firm. As the Registrant’s primary accountant during such period, Rothstein, Kass & Company, P.C. audited the Registrant’s financial statements as of and for each of the two years in the period ended September 30, 2007 and prepared a report that was filed and incorporated into the Registrant’s Annual Report on Form 10-KSB for the year ended September 30, 2007.

(iii)
During each of the two years in the period ended September 30, 2007, and through April 17, 2008, the Registrant has not consulted with Child, Van Wagoner & Bradshaw, PLLC concerning any matter referred to under paragraph (i) or (ii) of Item 304 (a)(2) of Regulation S-K, other than prior to March 30, 2007 when Child, Van Wagoner & Bradshaw, PLLC served as the Company’s principal accountant and independent registered public accounting firm. During the period from March 30, 2007 through April 17, 2008, when Rothstein, Kass & Company, P.C. served as the Registrant’s principal accountant, the Registrant has not consulted with Child, Van Wagoner & Bradshaw, PLLC concerning any matter referred to under paragraph (i) or (ii) of Item 304 (a)(2) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1	Letter of Rothstein, Kass & Company, P.C., dated April 22, 2008 pursuant to Item 304(a)(3) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBM HOLDINGS, INC.

Dated: April 23, 2008	By:	/s/ Andrew Limpert
Name: Andrew Limpert Title: President